UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 08, 2021

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 08, 2021, PHI Group, Inc. (“Buyer”) signed a Letter of Intent with KOTA Construction LLC & KOTA Energy Group LLC, both of which are California limited liability companies (hereby collectively referred to as “Sellers” and individually as a “Seller”) to acquire 50.1% of the equity interest of each Seller, which equity interest shall be common equity with economic rights pari-passu with that held by the founders of Sellers (such equity, the “Equity”, and the purchase thereof, the “Transaction”). Each Seller and the Buyer are hereinafter referred to individually as a “Party” and collectively as the “Parties.” The Parties promise to negotiate in good faith a definitive purchase agreement (the “Purchase Agreement”) for such equity interests and second amended and restated operating agreements for each Seller (the “Operating Agreements”) to include the terms and conditions set forth in this Letter and such other representations, warranties, conditions, covenants, indemnities, limitations on the amount and types of damages and other terms as the Parties may agree upon.

Purchase Price. (Due to confidentiality and non-disclosure agreement among the Parties, the purchase price is reported directly to the Securities and Exchange Commission together with this filing and will be disclosed when the definitive Purchase Agreement is signed by the Parties).

Purchase Price: $64,125,000.00

Conditions. The Transaction shall be subject to the satisfaction of the following conditions prior to the Closing:

● Buyer’s satisfactory completion of due diligence;

● Buyer securing financing in an amount necessary to finance the Transaction;1

●The approval of the Transaction by Buyer’s Board of Directors;

●The approval of the Transaction by the applicable managers and members of Sellers;

● The execution by the Parties of the Purchase Agreement and ancillary agreements;

● The execution of the Operating Agreements by the applicable members;

● There being no material adverse change to the business of Sellers; and

●The receipt of any necessary regulatory or other agreed upon material approvals and third party consents, if any.

Due Diligence. After the signing of this Letter of Intent, Sellers will grant Buyer and its duly authorized representatives reasonable access to the facilities, financial, accounting and business books and records, material contracts, legal records, key employees, customers, suppliers, and advisors and any other matters of Sellers as Buyer’s accountants, tax and legal counsel and other advisors reasonably deem appropriate, subject to the Confidentiality provision provided below, for the purpose of allowing Buyer to complete its due diligence. The Purchase Agreement and other transaction-related documents shall be contingent upon the satisfactory completion of due diligence by Buyer. Notwithstanding the foregoing, the Buyer and its representative shall not contact any employees, customers, suppliers or advisors of any Seller without the express written approval of Cole De Arman or his legal proxy which may be withheld in their reasonable discretion (this restriction, the “Consent Requirement”).

KOTA, operating under two legal entities as Kota Energy Group LLC and Kota Construction LLC, provides solutions for solar energy to residential and commercial customers, with unique competitive advantages. As one of the fastest growing sales and installation engines in the country, KOTA prioritizes itself to have the best employee and customer experience possible, through its high standard of installation quality, its industry leading technology platforms, which enable increased sales volume, while maintaining fast, and transparent project timelines. It’s strategic partnerships with key players in the solar industry, have increased margins, while delivering top tier products to customers, without sacrificing quality. KOTAs guiding core values of Become, Create, Give have been the driving factor in decision making that have led it to become the most highly sought-after solar company to work with in the solar industry.

Website: KOTA Energy Group: https://www.kotasolar.com

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibit(s) filed as part of this Report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1.	Letter of Intent between PHI Group, Inc. and KOTA Construction LLC & KOTA Energy Group LLC.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2021

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO